EXHIBIT 10.2

Tribune Company

435 North Michigan Avenue

Chicago, IL 60611

April 23, 2007

EGI-TRB, L.L.C.

c/o Equity Group Investments, L.L.C.

Two North Riverside Plaza, Suite 600

Chicago, Illinois  60606

Attn:	Joseph M. Paolucci
Marc D. Hauser

Re:  Securities Purchase Agreement

Ladies and Gentlemen:

Reference is hereby made to the Securities Purchase Agreement, dated as of April 1, 2007, by and among Tribune Company, a Delaware corporation, EGI-TRB, L.L.C., a Delaware limited liability company, and Samuel Zell, an individual (the “Securities Purchase Agreement”).  Capitalized terms used and not otherwise defined herein shall have the meaning given to such terms in the Securities Purchase Agreement.

The Company hereby certifies and covenants to EGI-TRB that (1) the Purchased Shares have been and are authorized for listing on the New York Stock Exchange and (2) the Exchangeable Note Shares have been and will continue to be authorized for listing on the New York Stock Exchange (or any successor exchange).

In addition, the Company hereby certifies and covenants to EGI-TRB that (1) it will cause Samuel Zell to be appointed to its Board of Directors at such time as such Board of Directors next takes any action as a board of directors (and in no event later than May 9, 2007) and (2) Samuel Zell will be invited to, and will be entitled to participate as a director in, any meeting of the Company’s Board of Directors at which he is appointed.  Notwithstanding the foregoing, in the event the Company’s Board of Directors takes any action as a board of directors prior to the launch of the Offer or the filing of the Form S-3 registration statement contemplated by that certain Registration Rights Agreement, dated as of April 1, 2007, between the Company, Chandler Trust No. 1 and Chandler Trust No. 2, it will provide EGI-TRB and Samuel Zell with prior written notice of such proposed action and the opportunity for Samuel Zell to decline to be appointed as a director until the next time the Company’s Board of Directors takes any action as a board of directors (but in no event later than May 9, 2007).

Except as specifically stated herein, all terms, covenants and conditions of the Securities Purchase Agreement shall remain in full force and effect.  This letter shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to

EGI-TRB, L.L.C.

April 23, 2007

any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  This letter may be executed in two or more consecutive counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

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EGI-TRB, L.L.C.

April 23, 2007

Please indicate your agreement with the foregoing by executing a copy of this letter and returning it to the undersigned.

Very truly yours,

TRIBUNE COMPANY

		By:	/s/ Dennis J. FitzSimons
Name: Dennis J. FitzSimons
Title: Chairman, President and Chief Executive Officer

Acknowledged and agreed to:

EGI-TRB, L.L.C.

By:	/s/ Philip G. Tinkler
Name: Philip G. Tinkler
Title: Vice President

SAMUEL ZELL

/s/ Samuel Zell